Exhibit 4

                                POWER OF ATTORNEY

      BE IT KNOWN, that I, STEWART R. HOREJSI (the "Principal"), hereby appoint STEPHEN C. MILLER (the "Agent"), of Boulder County, Colorado, my true and lawful attorney-in-fact, with full power of substitution, hereby granting Agent full power and authority for me and in my stead to do the following:

      Execute, on behalf of the Principal, any Regulation 13D filing documents or amendments thereto required by the Securities and Exchange Commission ("13D") in connection with Principal's indirect beneficial ownership of securities issued by Preferred Income Fund Management, Inc., upon such terms as the Agent shall deem necessary or appropriate, to execute and deliver the 13D on behalf of the Principal, and deliver any and all instruments and to do and perform any and all acts which in Agent's judgment are necessary, convenient, or expedient in the execution of the powers hereby granted, as fully as I might do if personally present.

      This Power of Attorney is coupled with an interest and shall not be affected by my disability or incapacity, but shall remain in full force and effect from time to time and at all times until my death or until expressly revoked in writing and then until expressly revoked in writing and then until my Agent shall be notified of my death or, in writing, of such revocation. Any person may deal with my Agent or a duly appointed substitute or substitutes, in full reliance that this Power of Attorney has not been revoked, upon the submission of a written counterpart hereof or by a facsimile of a signed counterpart hereof. This Power of Attorney is executed in Kansas and shall be construed, administered and governed in accordance with the law of the State of Kansas without regard to principles of conflicts of laws.

      IN WITNESS WHEREOF, I have hereunto set my hand and seal this 24th day of October, 1996.

PRINCIPAL:
/s/Stewart R. Horejsi
STEWART R. HOREJSI

State of Kansas                     )
                                    )  ss.
County of Saline                    )

      The foregoing instrument was acknowledged before me, a notary public in and for said County and State, this 24th day of October, 1996, by Stewart R. Horejsi as "Principal" hereunder.

      Witness my hand and official seal.

      My Commission Expires: January 12, 2000.

(SEAL)                              /s/ Laura Rhodenbaugh

      FORM OF SIGNATURE

      The following is a specimen of the handwriting and form of signature to be used by my Agent, as authorized in the foregoing instrument.

                                    /s/ Stephen C. Miller
                                        STEPHEN C. MILLER